Consent of Levine & Levine, Certified Public Accountants, Independent Auditors

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-96520-A and 333-39669) of Smart Choice Automotive Group, Inc. of our report dated January 20, 1997, (except for Note 15, as to which the date is April 10, 1997) relating to the Financial Statements of B&B Florida Enterprises, Inc., which appear in this Current Report on Form 8-K/A of Smart Choice Automotive Group, Inc.

                             /s/  Levine & Levine, Certified Public Accountants
                             --------------------------------------------------
                             Levine & Levine, Certified Public Accountants
Jupiter, Florida
November 14, 1997